UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2007

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At its April 19, 2007 meeting, the Compensation Committee of the Board of Directors of G-III Apparel Group, Ltd. approved an increase in the base annual salary of Neal S. Nackman, our Chief Financial Officer and Treasurer, from $275,000 to $325,000.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On April 19, 2007, the Board of Directors (the ‘‘Board’’) of G-III Apparel Group, Ltd. (the ‘‘Company’’) approved amendments and restatements of Sections 1, 2, 3 and 4 of Article VII of the Company’s By-Laws, effective April 19, 2007, to permit the Company (i) to electronically issue uncertificated shares of its common stock and (ii) to participate in the Direct Registration System, which enables shareholders of the Company to hold their shares of the Company’s common stock in book-entry form without the need for a paper certificate. A copy of the By-Laws, reflecting these amendments, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

3.2    By-Laws, as amended, of G-III Apparel Group, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: April 25, 2007

By: /s/ Neal S. Nackman Name: Neal S. Nackman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	By-Laws, as amended, of G-III Apparel Group, Ltd.